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                                                                    EXHIBIT 23.2


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


   As independent public accountants, we hereby consent to the incorporation of our report dated June 27, 1997 (except with respect to the matters discussed in the footnote entitled "Subsequent Events", as to which the date is June 10,
1998), included in Manor Care, Inc.'s Form 10-K/A (Amendment No. 1) for the year ended May 31, 1997, into the Company's previously filed Registration Statement File Nos. 2-80129, 2-73420, 33-9766, 33-20241, 33-27834, 33-36213, 2-78242, 33-
52734, 33-64680, 33-67850, 33-58903, 33-58907, 33-63965, 333-14165, 333-16669
and 333-18607.






/s/ ARTHUR ANDERSEN LLP

Washington, D.C.
August 3, 1998